UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 18, 2024

Date of report (date of earliest event reported)

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4016 Raintree Road, Suite 300

Chesapeake, VA 23321

(Address of principal executive offices) (Zip Code)

(800) 490-5020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2024, Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”), extended warrant exercise inducement offer letters (the “Inducement Letters”) to the holders (the “Holders”) of its existing warrants to purchase shares of the Company’s common stock (the “Existing Warrants”), pursuant to which the Holders can exercise for cash their Existing Warrants to purchase an aggregate of up to 16,147,852 shares of the Company’s common stock, in the aggregate, at an exercise price of $0.204 per share, in exchange for the Company’s agreement to issue new warrants (the “Inducement Warrants”) on the terms described below, to purchase up to 32,295,704 shares of the Company’s common stock (the “Inducement Warrant Shares”). If Holders exercise all their Existing Warrants for cash, the Company would receive aggregate gross proceeds of approximately $3,294,161. Holders of Existing Warrants must return the Inducement Letter along with exercising all or part of the Existing Warrants on or before 5:00 p.m. Eastern Time on March 26, 2024 (the “Final Closing Date”) to receive the Inducement Warrants.

The shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered for resale by the Holders pursuant to existing registration statements on Form S-1 (File No. 333-261771), Form S-1 (File No. 333-269089) and Form S-3 (File No. 333-274293), which were each declared effective by the U.S. Securities Exchange Commission on May 2, 2022, April 14, 2023 and September 12, 2023, respectively.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) covering the resale of the Inducement Warrants Shares issued or issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”) by April 25, 2024.

The Company has agreed to hold an annual or special meeting of stockholders on or prior to the date that is 90 days following the Final Closing Date for the purpose of obtaining stockholder approval, with the recommendation of the Company’s board of directors that such proposals are approved. If the Company does not obtain stockholder approval at the first meeting, the Company has agreed to call a meeting to seek stockholder approval every ninety days thereafter until stockholder approval is obtained or such warrants are no longer outstanding.

Inducement Warrant Terms

The following summary of certain terms and provisions of the Inducement Warrants is not complete and is subject to, and qualified by, the provisions of the Inducement Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Duration and Exercise Price

Each Inducement Warrant will have an exercise price equal to $0.204 per share and is contingent upon receiving stockholder approval, and may be exercised until five years from the date of such stockholder approval. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. Subject to stockholder approval, the Inducement Warrants also contain (i) exercise price reset provisions triggered by any intervening reverse stock splits and (ii) anti-dilution protection provisions relating to subsequent equity sales of shares of the Company’s common stock or common stock equivalents at an effective price per share lower than the then effective exercise price of such Inducement Warrants. The Inducement Warrants will be issued in certificated form only.

In addition, on March 18, 2024, the Company obtained the waiver of the following covenants from holders of those certain Senior Secured Convertible Notes issued by the Company on July 31, 2023 (the “Notes”): (i) until September 30, 2024, the Available Cash Test covenant contained in Section 14(t)(i) of the Notes; (ii) the right to receive the Amortization Amount for the next four (4) consecutive Amortization Dates immediately following the date of the waiver, with the aggregate of such Amortization Amounts now instead being due on the Maturity Date; and (iii) notwithstanding anything to the contrary set forth in the Notes, through and including the sixtieth (60) calendar day following the date of the waiver, (A) if the average closing price on the Eligible Market of the Common Stock on the three (3) most recent Trading Days is less than $0.25, the Holder cannot convert the Note into Common Stock and (B) if the average closing price on the Eligible Market of the Common Stock on the three (3) most recent Trading Days is $0.25 or greater, there shall be no limitations as to the amount of the Note that may be converted into Common Stock. Capitalized terms not defined in this paragraph shall have the meaning as set forth in the Notes.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the common stock issuable upon exercise of the Existing Warrants issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Inducement Warrant Shares pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated herein by reference. The form of the Inducement Warrant is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 18, 2024, the Company issued a press release announcing the warrant exchange. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits

Exhibits.

Number
4.1	Form of Inducement Warrant
10.1	Form of Inducement Letter
99.1	Press release dated March 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

Date: March 18, 2024